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                            NUVEEN INVESTMENT TRUST
                  RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT

This Agreement made this 18th day of May, 1998 by and Nuveen Investment Trust, a Massachusetts business trust (the "Fund"), and Nuveen Institutional Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment advisory and management services and certain other services to the Fund; and

WHEREAS, the Board of Trustees, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement and its continuance until August 1, 1999 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement, the parties hereto do hereby approve the continuance of the Agreement if effect until August 1, 1999 and do ratify and confirm the Agreement in all respects.


                                     NUVEEN INVESTMENT TRUST


                                     By: /s/ Gifford R. Zimmerman
                                         --------------------------------
                                           Vice President


Attest:


/s/ Karen L. Healy
---------------------------------
Assistant Secretary



                                     NUVEEN INSTITUTIONAL
                                     ADVISORY CORP.


                                     By: /s/ Edward F. Neild
                                         --------------------------------
                                           Vice President


Attest:


/s/ Larry Martin
---------------------------------
Assistant Secretary